Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

N/A

Table 2—Fee Offset Claims and Sources

N/A

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Shares, without par value	9,712,398(2)	$64,878,819(3)	S-3	333-271268	May 9, 2023
Equity	Common Shares, without par value	6,336,981(4)	$65,144,165(5)	S-3	333-271268	May 9, 2023
Equity	Common Share Purchase Warrants	5,666,667(6)	N/A(7)	S-3	333-271268	May 9, 2023
Equity	Common Shares, without par value	17,519,864(8)	$180,104,202(9)	S-3	333-271266	May 9, 2023
Equity	Common Shares, without par value	7,318,771(10)	$63,722,776(11)	S-3	333-270541	May 4, 2023
Equity	Common Shares, without par value	855,800(12)	$8,901,176(13)	S-3	333-254511	April 1, 2021

(1) Represents the common shares, without par value (“Common Shares”), and Common Share purchase warrants (the “NioCorp Assumed Warrants”) of NioCorp Developments Ltd. (the “Company”) that will be offered for sale by the selling shareholders (the “Selling Shareholders”) named in the prospectus that forms a part of the Company’s Post-Effective Amendment No. 1 to Form S-3 on Form S-1 to which this exhibit relates (the “Post-Effective Amendment No. 1”), as well as the Common Shares issuable by the Company upon exercise of the NioCorp Assumed Warrants, being registered under the Registration Statement (as defined below). The Post-Effective Amendment No. 1 constitutes a post-effective amendment to the following four registrations statements (collectively, the “Initial Registration Statements”): (i) the registration statement on Form S-3 (Registration No. 333-271268) filed by the Company with the Securities and Exchange Commission (“SEC”) on April 14, 2023 and declared effective by the SEC on May 9, 2023 (the “RRA Registration Statement”); (ii) the registration statement on Form S-3 (Registration No. 333-271266) filed by the Company with the SEC on April 14, 2023 and declared effective by the SEC on May 9, 2023 (the “Primary Registration Statement”); (iii) the registration statement on Form S-3 (Registration No. 333-270541) filed by the Company with the SEC on March 14, 2023 (the “SPA Registration Statement”), as amended by pre-effective Amendment No. 1 to Form S-3, filed with the SEC on April 12, 2023, and declared effective by the SEC on May 4, 2023 (the “SPA Registration Statement Amendment”); and (iv) the registration statement on Form S-3, filed with the SEC on March 19, 2021, and declared effective by the SEC on April 1, 2021 (the “2021 Registration Statement”). The Company is filing the Post-Effective Amendment No. 1 (i) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), to combine the prospectuses included in each of the Initial Registration Statements and (ii) to convert each of the Initial Registration Statements into a registration statement on Form S-1 (the “Registration Statement”). Such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of the Registration Statement in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Initial Registration Statements are offered and sold before the effective date of the Registration Statement, the amount of previously registered securities so sold will not be included in the prospectus forming a part of the Registration Statement.

Pursuant to Rule 416(a) under the Securities Act, the Common Shares being registered under the Registration Statement include such indeterminate number of additional Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the Common Shares being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Shares registered under the Registration Statement all Common Shares are combined by a reverse stock split into a lesser number of Common Shares, the number of undistributed Common Shares covered by the Registration Statement shall be proportionately reduced.

(2) Includes (a) up to 4,565,808 Common Shares issuable upon exchange of shares of Class B common stock of Elk Creek Resources Corp. (formerly known as GX Acquisition Corp. II), a Delaware corporation and an indirect, majority-owned subsidiary of the Company (“ECRC”), that are vested as of the date hereof and held by certain of the Selling Shareholders; (b) up to 1,695,798 Common Shares issuable upon exchange of shares of Class B common stock of ECRC that will vest in connection with the Tranche I Earnout (as defined in the prospectus contained in the Post-Effective Amendment No. 1) and that are held by certain of the Selling Shareholders; (c) up to 1,695,798 Common Shares issuable upon exchange of shares of Class B common stock of ECRC that will vest in connection with the Tranche II Earnout (as defined in the prospectus contained in the Post-Effective Amendment No. 1) and that are held by certain of the Selling Shareholders; and (d) 1,744,994 Common Shares that are issued and outstanding and were issued to certain executive officers of the Company, who are Selling Shareholders. All of such Common Shares were registered under the RRA Registration Statement. Accordingly, all registration fees with respect to such Common Shares have been previously paid in connection with the original filing of the RRA Registration Statement.

(3) Estimated in connection with the original filing of the RRA Registration Statement solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares as of April 11, 2023 as quoted on The Nasdaq Global Market of $6.69.

(4) Represents 6,336,981 Common Shares issuable upon the exercise of the NioCorp Assumed Warrants being registered under the Registration Statement. All of such Common Shares were registered under the RRA Registration Statement. Accordingly, all registration fees with respect to such Common Shares have been previously paid in connection with the original filing of the RRA Registration Statement.

(5) Estimated in connection with the original filing of the RRA Registration Statement solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(g) under the Securities Act with respect to the Common Shares issuable upon exercise of the NioCorp Assumed Warrants being registered under the Registration Statement. The proposed maximum aggregate offering price is based upon the exercise price of the NioCorp Assumed Warrants of $11.50 per 1.11829212 Common Shares, or approximately $10.28 per one Common Share, after rounding down to the nearest whole cent.

(6) Represents 5,666,667 NioCorp Assumed Warrants held by certain of the Selling Shareholders. All of such NioCorp Assumed Warrants were registered under the RRA Registration Statement.

(7) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee with respect to the NioCorp Assumed Warrants being registered under the Registration Statement is required.

(8) Consists of 17,519,864 Common Shares issuable by the Company, representing the maximum number of Common Shares issuable by the Company upon exercise of 15,666,626 NioCorp Assumed Warrants. All of such Common Shares were registered under the Primary Registration Statement. Accordingly, all registration fees with respect to such Common Shares have been previously paid in connection with the original filing of the Primary Registration Statement.

(9) Estimated in connection with the original filing of the Primary Registration Statement solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(g) under the Securities Act. The proposed maximum aggregate offering price is based upon the exercise price of the NioCorp Assumed Warrants of $11.50 per 1.11829212 Common Shares, or approximately $10.28 per one Common Share, after rounding down to the nearest whole cent.

(10) Includes (a) up to 5,035,293 Common Shares issuable to a Selling Shareholder, YA II PN Ltd. (“YA”), upon conversion of up to $10.0 million aggregate principal amount outstanding of, plus accrued interest on, unsecured convertible debentures issuable pursuant to a Securities Purchase Agreement, dated January 26, 2023 (as amended, the “Yorkville Convertible Debt Financing Agreement”), between the Company and YA, (b) up to 1,789,267 Common Shares issuable to YA upon exercise of Common Share purchase warrants issuable pursuant to the Yorkville Convertible Debt Financing Agreement, (c) up to 487,701 Common Shares issuable to certain Selling Shareholders upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$11.00, expiring June 30, 2024 (the “Private Placement Warrants”), which were issued in connection with the Company’s June 2022 non-brokered private placement (the “June 2022 Private Placement”) of units of the Company, comprised of one Common Share and one Private Placement Warrant, and (d) up to 6,510 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$11.00, expiring June 30, 2024, which were issued to certain of the Selling Shareholders as part of a finder’s fee in connection with the June 2022 Private Placement. All of such Common Shares were registered under the SPA Registration Statement. Accordingly, all registration fees with respect to such Common Shares have been previously paid in connection with the original filing of the RRA Registration Statement and the filing of the SPA Registration Statement Amendment, as applicable.

(11) Estimated in connection with the original filing of the SPA Registration Statement and with the filing of the SPA Registration Statement Amendment, as applicable, solely for the purpose of calculating the amount of registration fee with respect to the Common Shares included for registration under the SPA Registration Statement pursuant to Rule 457(c), and with respect to Common Shares issuable upon exercise of the Common Share purchase warrants issuable pursuant to the Yorkville Convertible Debt Financing Agreement, Rule 457(g), under the Securities Act. The proposed maximum aggregate offering price with respect to 4,913,344 of such Common Shares is based upon the average of the high and low prices of the Common Shares as of March 10, 2023 as quoted on the OTCQX of $0.9699 (or $9.699 after giving effect to the Reverse Stock Split). The proposed maximum aggregate offering price with respect to 2,405,427 of such Common Shares is based upon the average of the high and low prices of the Common Shares as of April 11, 2023 as quoted on The Nasdaq Global Market of $6.68.

(12) Represents up to 855,800 Common Shares issuable upon exercise of Common Share purchase warrants, exercisable at a price per Common Share of C$9.70, expiring February 19, 2025, which were issued to a Selling Shareholder, Lind Global Asset Management III, LLC (“Lind III”), in connection with Lind III’s funding of a convertible security issued to Lind III pursuant to a convertible security funding agreement, dated February 16, 2021, as amended, between the Company and Lind III. All of such Common Shares were registered under the 2021 Registration Statement. Accordingly, all registration fees with respect to such Common Shares have been previously paid in connection with the original filing of the 2021 Registration Statement.

(13) Estimated in connection with the original filing of the 2021 Registration Statement solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares as of March 12, 2021 as quoted on the OTCQX of $1.0401 (or $10.401 after giving effect to the Reverse Stock Split).